Industry Canada Industrie Canada

Certificate of Discontinuance

Canada Business Corporations Act

Certificat de changement de régime

Loi canadienne sur les sociétés par actions

Totem Mining Corporation

Name of corporation-Dénomination de la société

234468-8

Corporation number-Numéro de la société

I hereby certify that the above-named corporation

Je certifie que la société susmentionnée:

a) was discontinued under section 188 of the *Canada Business Corporations Act* and continued under the laws of another jurisdiction as specified in the attached notice;	☑	a) a changé de régime en vertu de l'article 188 de la *Loi canadienne sur les sociétés par actions* et a été prorogée sous le régime d'une autre autorité législative, laquelle est mentionnée dans l'avis ci-joint;
b) was discontinued under section 188 of the *Canada Business Corporations Act* and continued under the		b) a changé de régime en vertu de l'article 188 de la *Loi canadienne sur les sociétés par actions* et a été prorogée sous le régime de la:
i) *Bank Act,*	☐	i) *Loi sur les banques,*
ii) *Canada Cooperative Associations Act,*	☐	ii) *Loi sur les associations coopératives du Canada,*
iii) *Insurance Companies Act* , *or*	☐	iii) *Loi sur les sociétés d'assurances,*
iv) *Trust and Loans Companies Act,*	☐	iv) *Loi sur les sociétés de fiducie et de prêt,*
as specified in the attached notice; or		laquelle est mentionnée dans l'avis ci-joint;
c) was amalgamated pursuant to the provisions of the		c) a été fusionnée en vertu des dispositions de la
i) *Bank Act,*	☐	i) *Loi sur les banques,*
ii) *Canada Cooperative Associations Act,*	☐	ii) *Loi sur les associations coopératives du Canada,*
iii) *Cooperative Credit Associations Act,*	☐	iii) *Loi sur les associations coopérative de crédit,*
iv) *Insurance Companies Act, or*	☐	iv) *Loi sur les sociétés d'assurances,*
v) *Trust and Loans Companies Act.*	☐	v) *Loi sur les sociétés de fiducie et de prêt.*
as specified in the attached notice.		laquelle est mentionnée dans l'avis ci-joint.

Director - Directeur

August 20, 1998/le 20 août 1998

Date of Discontinuance - Date du changement de régime

Canada